EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation of our report dated May 4, 2006 relating to the consolidated financial statements of Central Bancorp, Inc. for the year ended March 31, 2006 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 ( SEC File Nos 333-87005 and 333-49264).
/s/ Vitale, Caturano & Company, Ltd.
VITALE, CATURANO & COMPANY, LTD.
June 23, 2006
Boston, Massachusetts